June 12, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read eOn Communications Corporation’s statements included under Item 4.04 of its Form 8-K filed on June 12, 2014 and we agree with such statements concerning our firm.

Sincerely,

/s/ HORNE LLP